Exhibit 10.59

Maximum Guarantee Contract

Contract No.: QD2012-1039

Party A: Shanghai Hailu Kunlun High-tech Engineering Co, Ltd

Address: No. 1111, No. Two North Zhongshan Road

Post Code:

Person in Charge: Wu Qinghuan	Position:

ID Number (if applicable):

Telephone: 20282382	Fax: 20282378

Contact Person:	Email:

Party B: Shanghai Chuang Ye Jie Li Financing Guarantee Co., Ltd

Address:

Post Code:

Person in Charge: Zhang Dewang	Position:

ID Number (if applicable):

Telephone: 55236863	Fax: 55238533

Contact Person:	Email:

Whereas:

1.	Party A and the Creditor Bank of Shanghai, Pudong Branch entered into or are going to enter into liquidity revolving loan contracts (hereinafter referred to as “Financing contracts”) during the period from September 11, 2012 to September 11, 2013 (hereinafter referred to as “the credit period”, and hence Party A applies to Party B to guarantee for its above-mentioned working capital loan/loans, related interest, and penalties in the said 12-month credit period with a maximum amount ( the maximum principal balance) of 10,000,000 Yuan ( say Ten Million Yuan only).
2.	Party B is a legitimate bonded company that carries paid guarantee services. Party B agrees to provide joint liability guarantee service for Party A on debts under above-mentioned contracts. Two parties agree to sign this Guarantee Contract.

In order to protect legal rights and interests of the both parties, special attention should be drawn to the terms and conditions of this Contract in relation to each Party's rights and obligations, in particular those in bold.

Article One: Definition

1.1	Definition

Guarantee service: Party B agrees to provide guarantee service for Party A on loans under the above-mentioned financing contracts with a maximum amount of 10,000,000 Yuan, together with related interest, and penalties. Party A and Party B therefore sign this guarantee service contract.

Financing contract: Refers to liquidity revolving loan contracts signed between Party A and Creditor and guaranteed by Party B, regardless of the specific contract title.

Guarantee contract: Refers to legal documents specifying the joint liability guarantee that Party B provides, regardless of the specific contract title.

Credit period: From September 11, 2012 to September 11, 2o13. Any early maturity is decided Creditor.

Counter guarantee: Refers to counter guarantee provided in the way of mortgage, pledge, and joint liability guarantee and so on. Please refer to article six for details.

1.2	Article title

Article titles in this contract do not impose legal effect on specific contract contents.

Article two: Range of Guarantee

Party B agrees to provide joint liability guarantee for Party A on working capital loans with a maximum amount of 10,000,000 Yuan, related interest, breach of contract damages, and damages, which are specified in above-mentioned financing contracts, plus other relevant reimbursement for Creditor in a 12-month credit period. And the two parties thereby sign this contract.

Article Three: Way of Guarantee

Party B provides joint liability guarantee for Party A.

Article Four: Service Fees and Payment

4.1 Guarantee fees and payment

4.1.1 Party B provides joint liability guarantee for a service fee of 2% annual interest rate of the capital of the secured loans. Party A therefore should pay an amount of 200,000 Yuan service fee (say Twenty Thousand Yuan), which equals capital of the secured loans multiply credit period and then multiply the service fee rate. If the final amount of the secured loans or the credit period surpass those specified in this contract, Party A should pay additional fees as well.

4.1.2 Paying the guarantee fee is a premise for Party B to provide guarantee service. Party A should pay the guarantee fee as instructed and informed by Party B. If Party A is in violation of the contract and fails to pay the guarantee fee, Party B is entitled to refuse providing guarantee service to Party A and demand a penalty of 20% of the guarantee fee.

4.1.3 If Party A is in violation of the contract and fails to pay the guarantee fee, Party B is entitled to get compensated from the security of Party A.

4.2 Party B also provided other services for Party A, such as designing, investigating and carrying risk assessment on its financial products at a price of One Hundred Thousand Yuan. Party A should pay this service fee one-time in full to Party B’s account.

Article Five: Security

5.1 This clause applies in cases that security is required and it does not pose impact on other clauses of this contract.

5.2 Party A should pay a security of 5% of the loan capital. According to capital of the secured loans and guarantee period, Party A should pay a security of Five Hundred Thousand Yuan. If the actually capital and guarantee period surpass those prescribed in the contracts, Party A should make after payment as well.

5.3 Party A should transfer the above-mentioned security to Party B’s account by end of the day as instructed. Paying the security is a premise for Party B to provide guarantee service, and Party A’s failing to pay any security would result in Party B to cancel the corresponding unsecured guarantee service and other incoming guarantee services in Party A’s financing activities and also demand a penalty of 20% of the security.

5.4 When Party A fails to pay back principal and corresponding interest under the financing contracts, the security will be used to pay off the guaranteed debts, and other costs, such as Party B’s compensatory payment and fund possession fee, liquidated damages under this contract, Party B’s fees in realizing its secured claims. In above-mentioned cases, Party A will not get refund of its security.

5.5. Any security that Party A pays to Party B within the credit period should be of collection use in providing guarantee for all the secured debt repayment. If Party A fails to return the principal and corresponding interest, Party B has the right to pay off the debts by the security that Party A paid.

5.6 When Party A repays all the principal and interest under the financing contracts on schedule, and Party B lift its guarantee liability, it shall pay back remaining security (excluding interest) to Party A.

Article Six: Counter Guarantee

6.1 Wu Qinghuan couple and CER Energy Recovery (Yangzhou) Co., LTD., CER Energy Recovery (Shanghai) Co., LTD voluntarily provide joint liability guarantee to Party B as a counter guarantee.

6.2 Wu Qinghuan voluntarily provides counter guaranty to Party B with his entire real estate property in the way of collateralization.

6.3 Wu Qinghuan and Shanghai Hailu Kunlun High-tech Engineering Co., LTD. voluntarily provide counter guarantee to Party B with their shares of holdings and accounts receivable in the way of pledge.

6.4 Other forms of counter guarantee: None.

6.5 The corresponding contracts for above-mentioned joint liability guarantee, mortgage, and pledge will be signed separately between Party B and the guarantor, and so as the mortgage and pledge registration formalities. All the parties shall play in accordance with the law.

Article Seven: Rights and Obligations of Both Sides

7.1 Rights and obligations of Party A

7.1.1 Party A must be in strict accordance with the predetermined designated use of the financed capital, and ensure that the purpose of the financing is in line with national laws and regulations. Using the financed capital for purposes other than those that are predetermined is strictly prohibited.

7.1.2 Within the contract period, Party A authorizes Party B to provide credit information and financing information to the central bank credit information database and credit database.

7.1.3 Party A fully cooperates with Party B’s inspection during the guarantee period, and delegate Ye Hui responsible for direct contact with Party B in irregular field spot check and confirmation work (including but not limited to verify inventory, business parameter, the original contracts, accounting accounts, and credentials, bank deposits, and etc.).

7.1.4 Within the contract period, Party A shall ensure that:

(1) Party A or the guarantor’s merger, division, acquisition, shareholding reform, equity transfer, contracting, leasing, joint management, stopping production, going out of business, assets or debt restructuring, applying for rectification, dissolution or bankruptcy must be sent to Party B 10 days in advance in written notice and obtain Party B’s written consent.

(2) A written notice must be sent to Party B 10 days in advance and obtains its written consent in following situations: Party A’s company articles of association, business scope, legal representative changes, Party A rents, sells, transfers or otherwise disposes of all or most of its assets, Party A provides guarantee to a third party that is enough to be an adverse effect on its financial position or performance of this contract.

(3) Party A shall inform Party B within 3 days of its occurrence in written notice in following events: change of domicile, mailing address, and etc.; shareholders, directors, or senior executives being suspected of corruption, bribery, illegal operation or other crimes; legal representative or major persons-in-charge escaping or leaving the country.

(4) In events that pose a threat to Party A or the guarantor’s normal business operation or bring adverse impact on the performance of this contract, including but not limited to litigation, arbitration and enforcement, administrative punishment, being filed for bankruptcy by creditors, deterioration of financial conditions, and etc., Party A should inform Party B in written notice right on the day, and actively take remedial measures.

(5) If Party A or counter guarantor is a natural person/persons, in the events of serious disciplinary violations, illegal and criminal involvement or claims, be investigated for criminal and administrative responsibility, health or financial deterioration, disability, unemployment, marriage or family inheritance disputes and elutriation production, change of job, domicile, or contact information, Party A should inform Party B in writing within three days, and keep or restore performance ability according to the request of Party B.

7.1.5 In case of Party B or the designated third party (hereinafter generally referred to as "Party B") compensates, Party A shall repay Party B the compensatory payment fund possession fee, and the fees for Party B to realize the secured claims (including but not limited to litigation fees, legal fees, survey fees and travel expenses, etc.) since the date of compensation.

7.2 Rights and obligations of Party B

7.2.1 Party B is entitled to obtain Party A's financial situation and usage of financed capitals, and requests Party A to provide financial information before 15th every month. Above-mentioned financial information includes but is not limited to the balance sheet, income statement, cash flow statement, financial status analysis table, audit reports certified by public accountants and relevant schedules, and notes to the relevant schedules (annual audit report is allowed to be postponed to next year's March 15), and so on.

7.2.2 In cases of compensatory payment, Party B shall have the right to choose implement measures to guarantee claims.

7.2.3 In cases prescribed in clause 7.1.4, Party B has the right to request Party A to pay the principal of the guaranteed debt as a security or provide additional counter guarantee such as mortgage, pledge, etc. If Party A refuses to pay deposit or additional counter guarantee, Party B has the right to request Party A to pay 20% of the security as a breach of contract damage and continue to perform the foregoing obligations, or Party B has the right to put Party A liable for breach of contract in accordance with the terms of clause 11.4 of this contract.

Article Eight: Statement and Guarantee

Party A makes the following statement and promise to Party B and is effective during the period of this contract:

8.1 Party A is established according to Chinese laws and validly exists as a legal person or has the capacity for civil conduct of natural person, having full rights of independent operation, controlling and managing of all its assets.

8.2 Party A states that singing this contract is approved by the board, the board of directors or other authorized institutions and is not in violation of the provisions of the laws, regulations and the articles of association. If Party A is a natural person, he/she shall get consent from his/her partner before signing this contract. If Party A’s signing this contract is in violation of the provisions of laws or articles of association, Party A shall take full responsibility and cannot confront the fulfillment of obligations under this contract.

8.3 Party A states to submit relevant documents and materials according to the request of Party B, and make sure all the documents and data submitted is legal, valid, authentic and complete.

Article Nine: Notification and Delivery

9.1 All notifications shall be sent to the address listed on the cover letter unless one party receives written notification from another stating change of address. All communication and contacts conducted before the informed party receives written notification from the informing party are valid.

9.2 As long as the notification is sent according to the above address, the receiving date is calculated in following ways:

If it is sent by a letter for registered mail, EMS, and etc. the receiving date is the third day after mailing.

If it is sent by special service for recipients to sign, the receiving date is the signature date.

If it is sent by fax or E-mail, the receiving date is the fax or email date.

If the receiving date supported by above-mentioned methods differs from the actual receiving or signing date, whichever comes earlier is the final receiving date.

Article Ten: Transfer and Recourse

Party A to confirms and agrees that Party B has the right to transfer the rights and obligations under this contract to a third party outside of this contract without the consent of Party A. Once the third party pays off all debts listed in article 2 of this contract to the creditor, it then has the right to pursue recovery to Party A. To this, Party A states to cooperate unconditionally with the third party to get repaid after its compensatory repayment.

Article Eleven: Liability for Breach of Contract

11.1 Soon as this contract comes into force, both parties shall fulfill their contractual obligations, commitments and promises. Any party fails to perform or not completely fulfills the obligations as agreed in the contract breaches the contract. Observant party has the right to pursue the breaching party's liability for breach of contract, and demand compensation for all the losses caused by the party in breach.

11.2 If the counter guarantor fails to complete the set and registration procedures of the counter guarantee, Party B has the right to refuse to provide guarantee service without being held responsible for breaching contract.

11.3 If Party A fails to return the compensatory payment in accordance with the provisions in article 7.1.5, in addition to the timely liquidation responsibility, Party A should also pay Party B 0.1% of the compensatory payment as fund possession fee starting from the day of the compensation until Party A repays all the compensatory payment. Meanwhile, Party A shall pay Party B RMB 100000 as investigation cost, attorney's fees, costs and other expenses calculated according to the law for the realization of creditor's rights.

11.4 This contract makes clear on liability for breach of contract. In addition, for Party fails to perform whole or part of this contract, Party B has the right to take single or multiple measures listed below:

11.4.1 Require Party A to correct its breaching-contract-actions before deadline

11.4.2 Request liquidated damages of 20% of the secured debt principal from Party A.

11.4.3 Request a security based on the principal of the guaranteed debts or additional counter guarantees approved by Party B.

11.4.4 Request Party A to compensate for losses;

11.4.5 Party B has the right to take other measures.

11.5 Party B has the right to directly deduct Party A’s liquidated damages from its security, and notify Party A within five days from the date of the deductions.

11.6 Party B may plea to the court of law to enforce performance for Party A’s liability of breaching contract.

Article Twelve: Contract Takes Effect, Change and Remove

12.1 This contract takes effect as of the date of signature or stamp by both parties and will be ended until Party B removes the guarantee liability or Party B's compensation payment, fund possession fee, penalty due to breach of contract, compensation for damage, and costs to realize guaranteed debts all get repaid.

12.2 So long as this contract comes into effect, neither party shall unilaterally modify or terminate this contract ahead of time. Any supplement, modification, change, or termination of this contract should be negotiated by both parties and concluded in written notice.

Article Thirteen: Applicable laws and Dispute Resolution

This contract shall be governed by the laws of China and subject to the jurisdiction. Any dispute under this contract shall be amicably settled through negotiation. When negotiation fails, either party shall have the right to sue to the people's court that has jurisdiction on Party B.

Article Fourteen: Supplementary Provisions

14.1 This contract is in duplicate. Each party holds one copy of the same legal effect.

14.2 This contract is independent from the financing contracts. Partial or whole invalidity of the financing contracts does not affect the validity of this contract.

14.3 This contract is the true meaning of both parties, and the terms of the contract is legally binding upon both parties. Both sides carefully checked all the terms of this contract and have taken a reasonable way to remind the other party of terms that waive or limit its liabilities, and explained terms and conditions according to the requirements of the other party as well.

14.4 If any provisions or partial content of this contract is withdrawn or deemed to be null and void in accordance with the law, the effectiveness other terms and conditions is not affected and remains valid.

14.5 Other.

Party A:

Legal Representative or Authorized Representative: Wu Qinghuan (signature)

Singing Date: September 11, 2012

Party B:

Legal Representative or Authorized Representative: Zhang Dewang (seal)

Singing Date: September 11, 2012